Exhibit 23.1
Steelcase Inc.
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 23, 2009, relating to the consolidated financial statements and schedule, and the effectiveness of Steelcase Inc.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended February 27, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP BDO SEIDMAN, LLP
Grand Rapids, Michigan
April 23, 2009